EQUINOX INSTITUTIONAL ASSET MANAGEMENT LP

CODE OF ETHICS

Updated October 1, 2016

Any questions regarding the Code should be directed to the Adviser’s Chief Compliance Officer (“CCO”).

COVERED PERSONS

The Code applies to all covered persons that are considered to be supervised by the investment advisor. Covered persons are also considered to be “Access Persons” for purposes of the Rule and are required to adhere to all policies and to report to the Adviser as described herein.

Rule 204A-1 of the Advisers Act requires all “Access Persons” of an investment advisor registered with the SEC to report, and the investment advisor to review, their personal securities transactions and holdings periodically. The Advisers Act defines “Access Person” to mean any supervised person of an investment advisor who (1) has access to nonpublic information regarding any advisory client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund (or (2) is involved in making securities recommendations to advisory clients in advisory accounts, or who has access to such recommendations that are nonpublic.

Rule 204A-1 of the Investment Advisers Act of 1940 contains a presumption that, if the firm’s primary business is providing investment advice, then all of its directors, officers and partners are access persons covered by the Code of Ethics.

STANDARD OF BUSINESS CONDUCT

Equinox Institutional Asset Management, LP (the “Adviser”) is an Investment Adviser (“IA”) registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and has adopted this Code of Ethics and Inside Information and Personal Investment Policy (“the Code”). The Adviser places the highest significance on the ethical conduct and integrity of its partners, officers and employees and is committed to maintaining the highest ethical standards in all its business activities. The Adviser and its partners, officers and employees owe a fiduciary duty to the Adviser’s Clients when conducting all business activities and when making personal investments.

The Code is intended to minimize conflicts and potential conflicts of interest among the Adviser, its partners, officers and employees. The code is intended to provide policies and procedures consistent with applicable law, including Rule 204-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Advisers Act, Section 204A of the Advisers Act and Rule 204A-1 promulgated under the Advisers Act to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All officers and employees of the Adviser are “Covered Persons” under this Code.

The Adviser expects all of its officers and employees to always act in the best interest of the Adviser and its Clients, in all business activities.

The Adviser expects all of its officers and employees to act in accordance with all applicable laws and regulations, as well as all policies of the Adviser.

The Adviser expects all of its officers and employees to place the interest of the Adviser and its Clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the Adviser and its Clients.

The Adviser expects all of its officers and employees to avoid actions or activities that allow or appear to allow them or their Related Persons (refer to the “Covered Accounts” section below for a definition of Related Persons) to improperly profit or benefit from their relationships with the Adviser or its Clients, or that bring into question their judgment or independence.

WHISTLEBLOWER POLICY

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) contains provisions that protect whistleblowers who report fraudulent activities at financial services firms. Section 922 of the Dodd-Frank Act provides that the SEC shall pay awards to eligible whistleblowers who voluntarily provide the SEC with original information that leads to a successful enforcement action yielding monetary sanctions of over $1 million. The award amount is required to be between 10 percent and 30 percent of the total monetary sanctions collected in the SEC’s action or any related action such as in a criminal case.

The Dodd-Frank Act also expressly prohibits retaliation by employers against whistleblowers and provides them with a private cause of action in the event that they are discharged or discriminated against by their employers in violation of the Dodd-Frank Act. The Adviser has adopted the following policy:

REPORTING RESPONSIBILITY

It is the responsibility of all officers and employees to comply with the Code and to report violations or suspected violations in accordance with this Whistleblower Policy.

NO RETALIATION

No officer or employee who in good faith reports a violation of the Code shall suffer harassment, retaliation or adverse employment consequence. Any officer or employee who retaliates against someone who has reported a violation in good faith is subject to discipline up to and including termination of employment. This Whistleblower Policy is intended to encourage and enable employees and others to raise serious concerns within the Adviser prior to seeking resolution outside the Adviser.

REPORTING VIOLATIONS

The Code addresses the Adviser’s open door policy and suggests that employees share their questions, concerns, suggestions, and/or complaints with someone who can address them properly. In most cases, an employee’s supervisor is in the best position to address an area of concern. However, if an employee is not comfortable speaking with a supervisor or is not satisfied with a supervisor’s response, the employee is encouraged to speak with someone on the senior management team whom the employee is comfortable approaching. Supervisors and managers are required to report suspected violations of the Code of Ethics to the Adviser’s Chief Compliance Officer (“CCO”) who, in consultation with the Legal Department, has specific and exclusive responsibility to investigate all reported violations. For suspected fraud, or when you are not satisfied or uncomfortable with following the open door policy, individuals should contact the CCO directly. Equinox’s CCO can be contacted directly through email to Sgillespie@cipperman.com or in an anonymous written letter in a sealed envelope addressed to the following:

Equinox Institutional Asset Management LP

ATTN: Chief Compliance Officer

47 Hulfish Street, Suite 510

Princeton, NJ 08542

CONFIDENTIAL – To be opened by the Chief Compliance Officer only

The CCO will review the communication in conjunction with the Legal Department, and initiate a confidential contact to the reporting party.

CHIEF COMPLIANCE OFFICER AND LEGAL COUNSEL

The CCO is responsible for investigating and reporting all complaints and allegations concerning violations of the Code to Legal Counsel and, shall advise the President. The CCO and Legal Counsel have direct access to the President.

ACCOUNTING AND AUDITING MATTERS

The President shall address all reported concerns or complaints regarding corporate accounting practices, internal controls, and/or auditing. The CCO shall immediately notify the President of any such complaint and work with the CCO and Legal Counsel until the matter is resolved in a satisfactory manner.

ACTING IN GOOD FAITH

Anyone filing a complaint concerning a violation or suspected violation of the Code must be acting in good faith and have reasonable grounds for believing the information disclosed indicates a violation of the Code. Any allegations that prove not to be substantiated and which prove to have been made maliciously or with knowledge of their falsity will be viewed as a serious disciplinary offense.

CONFIDENTIALITY

Violations or suspected violations may be submitted on a confidential basis or may be submitted anonymously. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

HANDLING OF REPORTED VIOLATIONS

The CCO will notify the sender (if identified) and acknowledge receipt of the reported violation or suspected violation within five business days. All reports will be promptly investigated and appropriate corrective action will be taken if warranted by the investigation.

REPORTING AND ANNUAL REVIEW

The CCO will submit a report at least annually to the President. This policy will be reviewed at least annually, taking into account the effectiveness of this Policy in promoting the reporting of Code (as well as Accounting and Auditing) violations, relevant regulatory changes, and whether or not the Policy is effective in minimizing improper complaint submissions and investigations.

At least annually, the CCO or Legal Counsel will review the Adviser’s employment and severance agreements currently in effect to ensure that the agreements do not contain any language that limits an employee’s: (1) right to file a charge or complaint with a federal, state or local governmental agency or commission (“Government Agency”) including, but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission; (2) ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Adviser; or (3) limit an employee’s right to receive an award for information provided to any Government Agency.

TRAINING

The CCO, or designee, will include training regarding this Policy in the Adviser’s Annual Training presentation.

POLICY ON INSIDE INFORMATION

All Covered Persons and Related Persons (refer to the ”Covered Accounts” section below for a definition of Related Persons) are prohibited from engaging in any securities transaction for their own benefit or the benefit of others, including any Clients, while in possession of material, non-public information (herein referred to as “inside information”) concerning such securities. Information should be considered material if a reasonable investor would consider the information important in making an investment decision. Information should be considered non-public when it has not been widely disseminated to investors and the general public. Further, if this information were to be disclosed, it would likely affect the market value of the securities in question or is likely to be considered important to reasonable investors.

Penalties for trading on or merely communicating inside information are severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to both civil and criminal penalties even if he or she does not personally benefit from the violation.

Information in your possession that you identify as material, non-public information may not be communicated to anyone, including persons within the Adviser, except to the CCO. To protect yourself, Clients and the Adviser, you should contact the CCO immediately if you believe that you may have received material, non-public information. The CCO will add the securities about which you have information to the Adviser’s Restricted List.

Any inside information maintained by the Adviser should be maintained in a secure format. For example, files containing material, non-public information should be sealed and access to computer files containing material non-public information should be restricted.

As the law of insider trading continues to evolve, other activities may fall within the scope of the Insider Trading laws. This will be closely monitored by the CCO and as needed.

POLICY ON OUTSIDE BUSINESS ACTIVITIES

REPORTING OF AND CONSENT FOR OUTSIDE ACTIVITIES

In order to be sure that Covered Persons devote their time to their duties at the firm and to ensure that they do not take on activities that could present conflicts of interest, all Covered Persons must obtain the written approval of the CCO prior to participating in outside business activities, which may include:

(a)       Serving as a director, officer, general partner or trustee of, or as a consultant to, or on the committee of any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

(b)       Accepting a second job or part-time job of any kind or engaging in any other business outside of the Adviser.

(c)       Acting, or representing that the Covered Person is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

(d)       Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Adviser) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

(e)       Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Adviser, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

(f)       Teaching assignments, lectures, publication of articles, or radio or television appearances.

The CCO may require full details concerning the outside activity including the number of hours involved and the compensation to be received. Requests to conduct outside activities will be reviewed on a case-by-case basis. Any Covered Person who violates this procedure may be subject to disciplinary actions ranging from written reprimand to immediate dismissal, depending on the severity of the infraction.

GIFTS & ENTERTAINMENT POLICY

Covered Persons must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities.

It is a violation of an employee’s duty of loyalty to the Adviser for any Covered Person, without the written consent of the CCO, to:

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give or permit to be given, directly or indirectly, anything of value, including gratuities or gifts of any kind, in excess of $100 per individual per calendar year to any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity;

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receive or permit to be received, directly or indirectly, gifts of any kind, in excess of $100 per individual per calendar year from any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to the business of the Adviser;

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rebate, directly or indirectly, to any person, firm, corporation or association, other than the Adviser, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Adviser or a Client Account;

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accept, directly or indirectly, from any person, firm, corporation or association, other than the Adviser, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Adviser or a Client Account.

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own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly owned.

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borrow money from any of the Adviser’s suppliers or Clients. However, the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be borrowing within the foregoing prohibition. In addition, acceptance of loans from other banks or financial institutions on customary terms to finance acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

Should a situation arise where gifts exceeding the $100 limit are made or received, the Covered Person must notify the CCO in writing promptly before accepting such gift. The notification should include the date, description of the item, amount or estimated value, and a description of the circumstances surrounding the activity, including the Covered Person’s view regarding the permissibility of the acceptance or giving. The CCO will maintain a log documenting all items reported in accordance with the above policy. Such log will include the date, recipient, item description, approximate value, and documentation of the review and approval or disapproval by the CCO. When necessary, the CCO will assist in the return of an inappropriate item or correction of the matter.

Business entertainment has been defined by the FINRA as “providing entertainment to an employee in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, as well as any transportation and/or lodging accompanying or related to such activity or event, including such business entertainment offered in connection with an educational event or business conference, in which a person associated with a member accompanies and participates with such employee irrespective of whether any business is conducted during or is considered attendant to, such event.” Therefore, the Covered Person must be accompanied by the provider of the entertainment at an event in order for it to be considered business entertainment, rather than a gift.

PROHIBITED RECOMMENDATIONS TO CLIENTS

No Covered Person shall recommend or execute any securities transaction for a Client, without having disclosed, in writing, to the CCO of the Firm, any direct or indirect interest in such securities or issuers. Prior written approval of such recommendation or execution must be received from the CCO. The interest in personal accounts could be in the form of:

•	Any direct or indirect beneficial ownership of any securities of such issuer;

•	Any contemplated transaction by the person in such securities;

•	Any position with such issuer or its affiliates; or

•	Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

PERSONAL INVESTMENT POLICY

All personal securities transactions are to be conducted in a manner consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility. All personal securities transactions must also be conducted in compliance with all applicable federal securities laws. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

COVERED ACCOUNTS

This policy applies to all “Personal Securities Accounts.” These include:

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Accounts in the Covered Person’s name or accounts in which the Covered Person has a direct or indirect beneficial interest. For purposes of these requirements, “beneficial ownership” has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security.

•	Accounts in the name of the Covered Person’s spouse;

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Accounts in the name of children under the age of 18, whether or not living with the Covered Person, and accounts in the name of relatives living with the Covered Person or for whose support the Covered Person is wholly or partially responsible (together with the Covered Person’s spouse and minor children, “Related Persons”);

•	Accounts in which the Covered Person or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions.

EXCEPTIONS TO COVERED ACCOUNTS

For purposes of this Policy, Personal Securities Accounts shall not include:

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Estate or trust accounts in which a Covered Person or Related Person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the person with regard to investment decisions prior to execution;

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Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted if, (i) for Covered Persons and Related Persons, the Covered Person receives permission from the CCO, and (ii) for all persons covered by this Code, there is no communication between the adviser to the account and such person with regard to investment decisions prior to execution. Covered Persons with managed accounts must designate that copies of trade confirmations and monthly statements be sent to the CCO;

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Covered Persons may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Covered Persons must pre–clear the transaction at the time that the dividend reinvestment plan is being set up. Covered Persons also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the CCO; or

•	Other accounts over which the Covered Person has no direct or indirect influence or control

CASE-BY-CASE EXEMPTIONS TO THE PERSONAL INVESTMENT POLICY AND PERSONAL ACCOUNT REPORTING REQUIREMENTS OF THE CODE:

EXEMPTIONS WITH REGARD TO THE PERSONAL INVESTMENT POLICY AND PERSONAL ACCOUNT REPORTING REQUIREMENTS OF THE CODE MAY BE GRANTED BY THE CO TO SELECT EMPLOYEES. SUCH INSTANCES WILL BE EVALUATED ON A CASE BY CASE BASIS TAKING INTO CONSIDERATION AN INDIVIDUAL EMPLOYEE’S JOB

RESPONSIBILITIES. SUCH EXEMPTIONS WILL BE DOCUMENTED IN THE COMPLIANCE FILES OF THE ADVISER. EMPLOYEES WHO ARE GRANTED EXEMPTIONS WILL RECEIVE A COPY OF THE WRITTEN EXEMPTION APPROVAL SIGNED BY THE CO.

COVERED PERSONS MUST NEVER TRADE IN A SECURITY WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE ISSUER OR THE MARKET FOR THOSE SECURITIES, EVEN IF THE COVERED PERSON HAS BEEN GRANTED AN EXEMPTION FROM THE PERSONAL INVESTMENT POLICY AND PERSONAL SECURITIES ACCOUNT REPORTING REQUIREMENTS OF THE ADVISER.

OPENING AND MAINTAINING PERSONAL SECURITIES ACCOUNTS

A Request to Open a Personal Securities Account (Attachment 3A) must be completed and approved by the CCO prior to or at the time of the opening of an account. When necessary, the CCO will send a letter to each broker-dealer, that is housing, or that will house, a Personal Securities Account for all Covered Persons and their Related Persons, signed by the applicable Covered Person or Related Person, directing the broker-dealer to send copies of trade confirmations and monthly statements to the CCO.

A Covered Person must provide the Adviser with duplicate trade confirmations and account statements for all Personal Securities Accounts of such Covered Person and Related Persons. Such trade confirmations and account statements should be provided to the CCO at least as frequently as with the quarterly report (as described below) for the quarter within which such transaction occurred. Quarterly statements received by the Advisor are acceptable in the case where there has been no activity in the account. The confirmations and statements will not be required to the extent that they would duplicate information contained in the trade confirmations and account statements already received by the Adviser, provided the Adviser receives such trade confirmations and account statements within 30 days after the calendar quarter in which the transaction took place.

SECURITIES COVERED

Securities covered by this policy are stocks, bonds, shares of closed-end mutual funds, shares of open-end mutual funds advised or sub-advised by the Adviser or an affiliate of the Adviser, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures, private placements and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a security. “Security” also includes securities that are “related” to a security being purchased or sold by the Fund or another Client of the Adviser. A “Related Security” is one whose value is derived from the value of another security (e.g., a warrant, option, or an indexed instrument).

For purposes of this policy, the definition of Security does not include U.S. Treasury obligations, mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government; bankers’ acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody’s, including repurchase agreements; shares of money market funds that are not advised or sub-advised by the Adviser or an affiliate of the Adviser; shares of other types of mutual funds, unless the Adviser or a control affiliate acts as investment adviser or underwriter to such fund; and units of a unit investment trust if such unit investment trust is invested exclusively in unaffiliated mutual funds.

PERSONAL SECURITIES ACCOUNT RESTRICTIONS

The following restrictions apply to trading for Personal Securities Accounts of Covered Persons and Related Persons:

•	Participation in Initial Public Offerings and Limited Offerings by covered persons/related accounts:

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Sales of any Equinox funds (excluding automatic rebalances of 401(k) or purchases or sales of Equinox funds in a 401(k) account for which a Covered Person has no direct or indirect influence or control over the transaction):

Securities offered pursuant to an Initial Public Offering or Limited Offering may not be purchased for Personal Securities Accounts without the prior written approval of the CCO and another executive officer of the Adviser. Such requests should be made by supplying a completed form found in Attachment 3E to the CCO for approval. In connection with any decision to approve such an investment, the CCO will prepare a report of the decision that explains the reasoning for the decision and an analysis of any potential conflict of interest.

Purchases and sales in shares in any Equinox funds may not be executed without the prior written approval from the CCO. Such requests should be made by supplying a completed ATTACHMENT 3E to the CCO for approval.

Upon the CCO’s approval of a request to purchase or sell any Equinox fund, an Access Person may not execute the transaction until 48-hours immediately after receipt of the CCO’s approval. If the 48-hour black out period has lapsed and the trade has not been executed, the Access Person must resubmit the request to the CCO for approval. Situations that incur resubmitting the request to the CCO requires a new 48-hour black out period before execution of the trade.

Failure to pre-clear trades in Equinox funds, or trades which are executed prior to the 48-hour blackout period or more than 24 hours after the blackout period has ended will result in a violation of the Code of Ethics. Such trades may be subject to cancellation and/or reversal at the discretion of the CCO and management.

REPORTING REQUIREMENTS

INITIAL HOLDINGS REPORTS

The following reports must be submitted to the CCO, and the information contained therein must be current as of a date not more than 45 days before such person became a Covered Person or 45 days before the submission date of a report, as applicable:

Within 10 days of becoming a Covered Person, all Adviser personnel must submit to the CCO a statement of all securities in which such Covered Person has any direct or indirect beneficial ownership. Such information should be provided on the form attached as Attachment 3B. This statement must include (i) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each security, (ii) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered Person. Such submission should include copies of any brokerage statements current as of a date not more than 45 days before such person became a Covered Person.

QUARTERLY REPORTING OF PERSONAL SECURITIES TRANSACTIONS

Within 30 days after the end of each calendar quarter, all Adviser personnel must provide information in the form of Attachment 3C to the CCO relating to securities transactions executed during the previous quarter for all securities accounts. This statement must include (i) the date of the transaction, (ii) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount of each security, (iii) the nature of the transaction, (iv) the price of the security at which the transaction was effected, (v) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of such Covered Person and (vi) the date of submission by the Covered Person. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

The quarterly report will not be required to the extent that such report would duplicate information contained in the trade confirmations and account statements already received by the Adviser, provided the Adviser receives such trade confirmations and account statements within 30 days after the calendar quarter in which the transaction took place.

ANNUAL REPORTING OF PERSONAL SECURITIES TRANSACTIONS

Each Covered Person shall submit an annual report to the CCO in the form of Attachment 3D showing as of a date no more than 30 days before the report is submitted (1) all holdings in securities in which the person had any direct or indirect beneficial ownership and (2) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person or Related Persons.

NOTE: COVERED PERSONS MAY SATISFY THIS REQUIREMENT BY CERTIFYING ANNUALLY THAT ALL TRANSACTIONS DURING THE YEAR WERE EXECUTED IN ACCOUNTS FOR WHICH THE CCO RECEIVES CONFIRMATIONS AND PERIODIC STATEMENTS.

POLITICAL CONTRIBUTIONS AND AFFILIATIONS POLICY

•	All political contributions by employees, regardless of size, must be pre-cleared by the CCO in the form of Attachment 3F.

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All employees of the Firm have an obligation to notify the CCO immediately of any activities related to its business where there is any solicitation, demand or other request for anything of value, by or on behalf of (A) any official, employee or agent of any government or any agency, publicly owned enterprise, authority or instrumentality of any jurisdiction or public international body (“Official”), or (B) any political party, political party official or candidate for public office (“Candidate”).

•	The CCO should also be made aware of any relationships between any employees, or other persons acting on behalf of the Firm, and any Official or Candidate

Current SEC regulations provide that it would be unlawful for any IA, such as EIAM, to provide investment advisory services for compensation to a government entity within two years after a contribution (made after March 14, 2011) to an official of the government entity is made by the IA or by any covered person of the IA subject to the following exceptions:

If the covered person of the IA was entitled to vote at the time of the contributions and the amount of the contribution does not exceed $350 to one official or if the covered person was not entitled to vote at the time of the contribution, and the amount of the contribution did not exceed $150 to one official.

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If the Covered person made a political contribution more than six (6) months prior to becoming a covered associate of the IA unless such person, after becoming a covered person, solicits Clients on the behalf of the IA

•	If the contribution was discovered within four (4) months was returned and the amount was less than $350 and the contribution was returned.

Upon employment by the Adviser, all new employees will be asked to report details of all political contributions in the prior 2 years.

All questions regarding political contributions should be directed towards the CCO.

ACKNOWLEDGEMENTS OF THE CODE

INITIAL ACKNOWLEDGEMENT

Upon becoming a Covered Person, the Adviser will provide such Covered Person with a copy of this Code. Within 10 days of becoming a Covered Person, such Covered Person must submit to the CCO an acknowledgement in the form of Attachment 1 that they have received a copy of the Code, and that they have read and understood its provisions.

ANNUAL ACKNOWLEDGMENT

All Covered Persons are required to certify annually in the form of Attachment 3D that they have (i) read and understand this policy and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this policy and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

AMENDMENTS TO THE CODE OF ETHICS

As necessary, the Adviser will promptly provide each Covered Person with any amendments to the Code. Within approximately 10 days of receipt of any such amendments, each Covered Person must submit to the CCO an acknowledgement that they have received a copy of such amendment, and that they have read and understood it.

RESPONSIBILITY OF THE CHIEF COMPLIANCE OFFICER

The Adviser has created the position of Chief Compliance Officer (“CCO”) and the CCO shall be responsible for:

•	Implementation and maintenance of the Code

•	All record-keeping functions mandated by the Code, including the review of all initial and annual holding reports as well as the quarterly transactions reports described above.

•	Prompt reporting of any material violations of the Code or deviations of the policy to the President of the Firm and recording of exceptions in the Compliance Exception Log

VIOLATIONS OF THE CODE

The CCO shall review all exceptions recorded in the Compliance Exception Log and will provide an overview of exceptions incurred during the quarter to the President. If no exceptions occurred, no reporting is necessary.

All material violations of this Code will be reported by the CCO to the President of the Adviser, who may impose such sanctions as he deems appropriate, including, among other things, a letter of censure, fine, suspension or termination of the employment of the violator.

All Covered Persons are required to promptly report any violations of this Code to the CCO. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

CONFIDENTIALITY

All information obtained from any person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law, regulation or this policy.

RETENTION OF RECORDS

All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 204-2 under the Advisers Act.

AMENDMENTS

Unless otherwise noted herein, this Code shall become effective as to all Covered Persons as of October 1, 2016. This policy may be amended as to Covered Persons from time to time.

ATTACHMENT 3A

Request to Open Personal Securities Account

Every officer and employee (“Covered Person”) of Equinox Institutional Asset Management, LP must disclose to the firm any and all securities and futures accounts:

•	In the name of the Covered person, over which the covered person exercises discretion (express or in fact) or in which the Covered Person has an interest.

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In the name of a related person of the Covered Person, over which such related person exercises discretion (express or in fact) or in which such related person has an interest. For purposes of this disclosure form, a “related person” should be deemed to include the Covered Person’s spouse and any other relative with whom the Covered Person resides or to whom the Covered Person provides financial support.

Employees are not required to disclose Federal Reserve Board “Treasury Direct” accounts.

When necessary, the Chief Compliance Officer will send a letter requesting duplicate confirmations and statements for the account. Please provide an accurate account number and contact information.

Account Information:

1.  Name of Covered Person:

2.  Name of Covered Person/Related Account:

3.  Account Number:

4. Financial	Institution:

5.  Financial Institution address:

6.  Financial Institution Fax and Contact Person:

I have read and understand the Code of Ethics which sets forth the Firm’s requirements regarding transactions in such accounts, and I agree to abide by such policy during the term of my employment.

Covered Person’s

Signature:

Date:

CCO Review:

ATTACHMENT 3B

INITIAL HOLDINGS REPORT

To: Access Person/Advisory Rep (Please print your name here): From: Chief Compliance Officer Re: Initial Holdings Report pursuant to Rule 204A-1 of the Investment Advisers Act of 1940

You are being asked to complete this report as you have been identified as either an Access Person or an Advisory Representative of Equinox. This reporting is required under the Investment Advisers Act of 1940 of the U.S. Securities and Exchange Commission as well as by the Code of Ethics governing Equinox. This information is kept highly confidential and will only be shared with regulators as required to evidence compliance with governing regulations. This report is due no more than ten (10) days from becoming an Access Person.

Check all that apply:
I do not have any brokerage accounts. I do not have any holdings in Covered Securities (as defined in the Code of Conduct/Ethics).
This is my Initial Holdings Report. I have reported my holdings in Reportable Securities attached hereto or have affixed hereto brokerage statements reflecting such holdings.

This is my Initial Holdings Report. I have personal securities brokerage accounts in which I have a direct or indirect beneficial interest. I have requested that duplicate trade confirmations and monthly statements be forwarded to you directly. I have also listed below the name(s) of the Broker and the account number(s) from which you will be receiving confirmations/statements.

This is my Annual Holdings Report. As such, I am providing attached hereto a statement of holdings in Reportable Securities which includes: The title and type of security and, as applicable, the exchange ticker symbol or CUSIP, number of shares and principal amount of each reportable security. I am also listing below, all brokerage accounts where I maintain securities for my direct or indirect benefit.

Report your personal brokerage accounts here. If additional space is needed, please attach hereto. Indicate “None” if applicable.

	Brokerage Firm	Account Name	Account Number
1
2
3
4
5
6
7

Report any other investments in Reportable Securities that are not held within any of the personal brokerage accounts (i.e. Private Equity Interests, Private Fund, Stock Certificates) listed above here, if applicable. Indicate “None” in the table if applicable.

	Name of Security Owner	Name/Title of Security	Type of Security	Number of Shares/ Principal Amount/ Percentage Owned
1
2
3
4
5
6
7
8

By signing below, I am certifying that the information contained herein is true and accurate as of the date indicated.

 Signature of Access Person/Rep:

 Date:

 Signature of CCO:

 Date:

ATTACHMENT 3C

Equinox Institutional Asset Management (“EIAM”)

PERSONAL SECURITIES HOLDINGS & TRANSACTION REPORT

To: Access Person/Advisory Rep:

From: Chief Compliance Officer

Re: Report of Personal Securities Transactions pursuant to Rule 204a-1 of the Investment Advisers Act of 1940 for the quarter and calendar-year ended December 31, 2016.

This report is (check one):  Initial [    ]    Quarterly [    ]        Annual []

You are being asked to complete this report as you have been identified as an Access Person of EIAM. This periodic reporting is required under both the Investment Advisers Act of 1940 as well as by the Code of Ethics governing EIAM. This report is due no more than ten (10) days from becoming an Access Person or within thirty (30) days after each quarter end (March 31, June 30, September 30, and annually, December 31). Please contact me directly if you have any questions regarding this report.

Check all that apply:
I do not have any brokerage accounts. I do not have any holdings in Covered Securities (as defined in the Code of Ethics).
During the above-referenced period, I have not opened any personal securities brokerage accounts.
During the above-referenced period, I have not purchased or sold any Reportable Securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest.
During the above-referenced period, I have opened a personal securities brokerage account(s) and have provided below the name(s) of the Broker and the account number(s).

During the above-referenced period, I have purchased and/or sold Reportable Securities in my personal brokerage account or in an account in which I have a direct or indirect beneficial interest. I am attaching hereto a list of these transactions or am providing brokerage trade confirmations/statements either of which includes: date of transaction, security name/title, exchange ticker or description, interest rate and maturity date (if applicable), number of shares, principal amount and executing broker.

This is my Initial Holdings Report. I have reported my holdings in Reportable Securities attached hereto or have affixed hereto brokerage statements reflecting such holdings.

This is my Initial Holdings Report. I have personal securities brokerage accounts in which I have a direct or indirect beneficial interest. I have requested that duplicate trade confirmations and monthly statements be forwarded to you directly. I have also listed below the name(s) of the Broker and the account number(s) from which you will be receiving confirmations/statements.

This is my Annual Holdings Report. As such, I am providing attached hereto a statement of holdings as of 12/31 in Reportable Securities which includes: The title and type of security and, as applicable, the exchange ticker symbol or CUSIP, number of shares and principal amount of each reportable security.

Report your personal brokerage accounts here. If additional space is needed, please attach hereto. Indicate “None” if applicable.

	Brokerage Firm	Account Name	Account Number
1
2
3
4
5
6
7

Report any other investments that are not held in any of your personal brokerage accounts (i.e. Private Equity Interests, Private Funds, Stock Certificates) listed above here, if applicable. Indicate “None” in the table if applicable.

	Name of Security Owner	Name/Title of Security	Type of Security	Number of Shares/ Principal Amount/ Percentage Owned
1
2
3
4
5
6
7
8

Report your personal holdings and transactions in Covered Securities below. Please note that you do not need to specify individual holdings or brokerage transactions for which trade confirmations and monthly statements are automatically sent. Indicate “None” if applicable.

☐     All reportable transactions and holdings are contained on statements which are submitted directly to the CCO by my broker/dealer or attached to this form. (Note that holdings must be recent as of 12/31)

CUSIP/ Symbol	Security	# Shares and Price	Date of Transaction
1
2
3
4
5
6
7
8

GIFTS – QUARTERLY REPORTING

I have given or received the following GIFTS during the prior quarter. Indicate “None” or “N/A” if appropriate.

Description of Gift/ Accommodation	Date	Given or Received	Name & Company of Giver or Recipient	Approx Value

POLITICAL CONTRIBUTIONS

I have made the following political contributions during the prior quarter.

Name of Recipient	Amount of Contribution	Office & State of Campaign	Date	Eligible to Vote?

     INSIDER TRADING CERTIFICATION

I certify that 1) I have received, read, understand and complied with the spirit of the Inside Information & Trading Policies and Procedures; 2) I have not directed any transactions to be executed based on knowledge of any material non-public information; 3) I have communicated any material, non-public information that was received through a business, financial or personal relationship to the Compliance Department.

Outside Business/Employment/Other Activities

I certify that I have supplied the Compliance Department with details of any outside business or employment activities with which I am involved, which includes 1) acting in the capacity as a Director, Trustee, Officer, Owner, or Partner of any publicly traded company, for-profit business or not-for-profit organization or 2) holding any elected or appointed political office.

By signing below, I am certifying that:

•	The information contained herein is truthful and accurate as of the date indicated

•	I have read, have complied with and will comply with all of the provisions of EIAM’s Code of Ethics

•	All transactions in securities made for my own benefit have been done in compliance with the EIAM Code of Ethics and have been duly reported herein

Signature of Access Person: Date: Signature of CCO: Date:

I.	Inside Trading Certification

☐ I certify that 1) I have received, read, understand and complied with the spirit of the Inside Information & Trading Policies and Procedures; 2) I have not directed any transactions to be executed based on knowledge of any material non-public information; 3) I have communicated any material, non-public information that was received through a business, financial or personal relationship to the Compliance Department.

II.	Outside Business/Employment/Other Activities

☐ I certify that I have supplied the Compliance Department with details of any outside business or employment activities with which I am involved, which includes 1) acting in the capacity as a Director, Trustee, Officer, Owner, or Partner of any publicly traded company, for-profit business or not-for-profit organization or 2) holding any elected or appointed political office.

Acknowledgement

I acknowledge that I have received a copy of the current Compliance Manual and Code of Ethics and I represent that:

(a)       I acknowledge receipt of a copy of the Compliance Manual, including but not limited to the Code of Ethics and Insider Trading Policies & Procedures contained therein. I have read its terms and understand that I am fully subject to its provisions.

(b)       I have specifically read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire Beneficial Ownership. I have read the definition of “Beneficial Ownership” contained within the Code of Ethics, and I understand that I may be deemed to have Beneficial Ownership in Investments owned by members of my Household and that transactions effected by members of my Household may therefore be subject to this Code of Ethics.

(c)       I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to both the Code of Ethics and the Compliance Manual) and as determined by the Compliance Committee (or its delegate). Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.

(d)       I will comply with the Compliance Manual and the Code of Ethics in all respects.

Signature:

Printed Name:

Date:

CCO Review:

Date:

ATTACHMENT 3E

PRE-CLEARANCE FORM

The following form must be completed by you in order to request pre-clearance of a personal securities transaction in Covered Securities as defined in the Code of Ethics. You further certify that you do not have any confidential or inside information relating to the issuer of this Security.

You may not complete this trade until you receive approval from the CCO.

You may not execute any approved trade prior to 2 business days after the date of approval of this request. The first available trade date will be indicated on the form below when returned to you from the CCO. Trades not executed on the 3rd business day after approval must be re-submitted to the CCO for approval.

BUY/SELL	TICKER/CUSIP	NUMBER OF SHARES	DESCRIPTION	PRICE	ACCOUNT NUMBER

Date of Request

Are any proposed investments an IPO?	Y	N

Are any proposed investments a Limited Offering?	Y	N

Signature

Printed Name

CCO USE ONLY Date approved Date trade may be executed CCO Signature

ATTACHMENT 3F

POLITICAL CONTRIBUTION PRE-CLEARANCE FORM

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:

Title:

Name of person or entity making the contribution (if other than Employee):

Recipient’s Name:

Title:

List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions:

Are you eligible to vote for the candidate?         Yes    /    No      If no, explain:

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where Adviser is providing or seeking government business.

Date of contribution:                              Employee Signature:

CCO Use Only

             Approved                                 Not Approved

Reviewed by:                                                      Date: